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                                                                   Exhibit 10.52

                       PARTIAL LEASE TERMINATION AGREEMENT

         THIS PARTIAL LEASE TERMINATION AGREEMENT (the "Agreement") is made and entered into effective the 31st day of December, 2001, by and between BOSS LAKESIDE THREE, LLC, a Delaware limited liability company ("Landlord"), and DALEEN TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated June 30, 1999, as amended by that certain First Amendment to Lease Agreement dated February 21, 2000, and as further amended by that certain Consent to Sublease dated June 13, 2001 (such lease, together with any and all amendments and modifications thereto, is hereinafter referred to as the "Lease"), relating to certain premises containing approximately 31,622 rentable square feet of space (the "Premises") in the building known as Two Lakeside Commons (the "Building") and located at 980 Hammond Drive, Atlanta, Fulton County, Georgia; and

         WHEREAS, the Premises consist of 8,163 rentable square feet of space on the eighth floor of the Building and known as Suite 850 (the "Eighth Floor Space") and 23,459 rentable square feet of space on the twelfth floor of the Building and known as Suite 1200 (the "Twelfth Floor Space"); and

         WHEREAS, the Term of the Lease relating to the entire Premises is scheduled to expire on August 31, 2004; and

         WHEREAS, Tenant desires that the Lease as it pertains to the Twelfth Floor Space be canceled and terminated prior to the scheduled expiration date of the Term of the Lease; and

         WHEREAS, Landlord is willing to cancel and terminate that portion of the Lease as it pertains to the Twelfth Floor Space, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises, the payment of the Termination Fee described below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. CANCELLATION OF LEASE.

         (a) In consideration of Landlord's agreement below to cancel and terminate the Lease as it pertains to the Twelfth Floor Space, Tenant has, simultaneously with its execution and delivery of this Agreement, (i) paid to Landlord the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Termination Fee") in certified funds or via wire transfer in accordance with wire transfer instructions provided by Landlord to Tenant; and (ii) relinquished any and all claims Tenant has or may have had with respect to and surrendered to Landlord the security deposit on account with Landlord in the amount of Forty Six Thousand Nine Hundred Eighteen Dollars ($46,918.00). Subject to the payment of the Termination Fee and certain other conditions as set forth herein, Landlord and Tenant do hereby cancel and terminate the Lease as it pertains to the Twelfth Floor Space effective as of 11:59 p.m. on December 31, 2001 (the "Effective Termination Date"). As of the Effective Termination Date, Tenant shall have leased the Eighth Floor Space only, and from and after said date, any reference to Premises in the Lease shall mean the Eighth Floor Space.

         (b) Upon the full and timely payment of the entire Termination Fee by Tenant and satisfaction of all of the other terms and conditions of this Agreement by Tenant, the Lease as it pertains to the Twelfth Floor Space shall be canceled and terminated, and it is agreed that, except as specifically set forth in Section 4 of this Agreement, neither Landlord nor Tenant shall have any further rights, liabilities or obligations under the Lease as it pertains to the Twelfth Floor Space from and after the Effective Termination Date; provided, however, nothing contained herein shall be construed as releasing Tenant from any and all obligations, liabilities and duties contained in the Lease as the same apply to the Eighth Floor Space. Landlord acknowledges that subsequent to the execution of this Agreement, it may determine that it has incurred a loss, damage or injury with respect to the Twelfth Floor Space related to the releases herein given, but which were unknown or unanticipated at the time of execution of this Agreement, or that it may have had claim(s) or cause(s) of action which were unknown or unanticipated at the time of the execution of this Agreement, and Landlord hereby expressly agrees that, except as specifically set forth in
Section 4 of this Agreement, the releases herein given shall apply to all such unknown, existing and unanticipated losses, damages, injuries, claims and causes of action related to the Twelfth Floor Space. Effective as of the Effective Termination Date, Tenant acknowledges and agrees that Tenant's right to possession of the Twelfth Floor Space has been validly terminated and Tenant has given, granted and surrendered, and by these presents does give, grant and surrender unto Landlord, its successors and assigns, the Twelfth Floor Space and all the rights, usufruct, title and interest of the Tenant in and to the same. Effective immediately, Landlord shall have the unencumbered right, but not the obligation, to enter into a third party lease(s) with respect to the same or any portion thereof.

         2. WARRANTY BILL OF SALE. Simultaneously with the execution of this Agreement, as additional consideration for Landlord's willingness to enter into this Agreement, Tenant shall execute and deliver to Landlord a warranty bill of sale in the form attached hereto as EXHIBIT "A" conveying to Landlord the furniture, fixtures and equipment presently located in the Twelfth Floor Space ("Tenant's FF&E") as identified in the bill of sale.

         3. RELEASE BY TENANT. Effective immediately, Tenant, on behalf of itself and on behalf of any other person or entity claiming through or under Tenant, does hereby release and forever discharge Landlord, its general partners and limited partners, and Landlord's and its partners' respective directors, officers, employees, shareholders, members, managers, agents, assigns, attorneys, successors, heirs, administrators, executors, representatives, and all others who may have acted or been claimed to have acted in concert with Landlord, who are liable or who might be claimed to be liable from any and all claims, charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, demands, actions, causes of action or



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suits of any kind or nature whatsoever, whether they sound in law, equity, tort or contract which Tenant may have had, now has, or may have against Landlord or any such other persons or entities arising out of any act or omission of Landlord under that portion of the Lease as it pertains to the Twelfth Floor Space or in any way connected with any and all transactions, occurrences, or other matters relating to that portion of the Lease as it pertains to the Twelfth Floor Space. Tenant, on behalf of itself and on behalf of any other person or entity claiming through or under Tenant, does hereby further release and forever discharge Landlord and Landlord's successors and assigns from the return of any security deposit, commitment deposit or advance payment of rent paid to Landlord by Tenant at any time prior to the execution of this Agreement. Tenant acknowledges that subsequent to the execution of this Agreement, it may determine that it has incurred a loss, damage or injury related to the releases herein given, but which were unknown or unanticipated at the time of execution of this Agreement, or that it may have had claim(s) or cause(s) of action which were unknown or unanticipated at the time of the execution of this Agreement, and Tenant hereby expressly agrees that the releases herein given shall apply to all such unknown, existing and unanticipated losses, damages, injuries, claims and causes of action or other matters relating to the Lease as it pertains to the Twelfth Floor Space.

         4. CONTINUED LIABILITY OF TENANT. Notwithstanding anything contained herein to the contrary, Landlord specifically reserves unto itself the right to pursue a claim for nonpayment of, and Tenant shall remain liable for payment of and agrees to pay, any sums owing under the Lease as it pertains to the Twelfth Floor Space, through and including the Effective Termination Date. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that the provisions of the Lease with respect to the payment of Additional Rent, as it pertains to the Twelfth Floor Space, shall survive the termination of that portion of the Lease as it pertains to the Twelfth Floor Space such that Tenant shall remain liable and responsible for any amounts due from Tenant in accordance with the provisions of the that portion of the Lease as it pertains to the Twelfth Floor Space for the period through and including Effective Termination Date, but which amounts may not be reconciled until after the Effective Termination Date. All of the obligations of Tenant set forth in this Section shall survive the termination of that portion of the Lease as it pertains to the Twelfth Floor Space and the surrender of the Twelfth Floor Space. Notwithstanding anything to the contrary contained in this Agreement, nothing contained herein shall release Landlord or Tenant from any of their respective obligations, liabilities and duties under the Lease as they pertains to the Eighth Floor Space, and Landlord and Tenant acknowledge and agree that the Lease as it pertains to the Eighth Floor Space remains in full force and effect, and shall remain in full force in effect after the Effective Termination Date, until such time as the Lease, as it pertains to the Eighth Floor Space, expires or is earlier terminated in accordance with the terms of the Lease.

         5. REPRESENTATIONS AND WARRANTIES OF TENANT. Tenant makes the following representations and warranties to Landlord with the understanding that such representations and warranties will be reasonably relied upon by Landlord as an inducement to enter into this Agreement:




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         (a) Tenant has employed independent attorneys as experts to evaluate this Agreement and the claims related thereto and have not relied upon any statement, representation or advice of Landlord or attorneys employed by Landlord in entering into this Agreement.

         (b) No other person or entity has any right, title, or interest in the Lease, as it pertains to the Twelfth Floor Space or any right, title, interest or usufruct in the Twelfth Floor Space, Tenant's FF&E or the right of possession of the Twelfth Floor Space.

         (c) This Agreement is the binding obligation of Tenant enforceable in accordance with its terms.

         (d) The person signing this Agreement on behalf of Tenant is duly authorized to act on behalf of Tenant with respect to this Agreement and the execution of this Agreement has been duly authorized by all appropriate corporate action.

         (e) Tenant has not made any assignment, sublease, transfer, conveyance, mortgage, pledge, encumbrance or other disposition of the Lease as it pertains to the Twelfth Floor Space or any interest thereof or the Twelfth Floor Space or any portion thereof.

         (f) To the best of Tenant's actual knowledge, there are no outstanding bills incurred by Tenant or any other party under Tenant's control or claiming under Tenant for labor and materials used in making improvements to or repairs within or about the Twelfth Floor Space or for services of architects, surveyors, or engineers incurred in connection therewith, other than as are disclosed to Landlord in writing on or before the Effective Termination Date (all of which Tenant covenants to pay in a timely manner so as to insure that no liens or encumbrances are attached to the Twelfth Floor Space or the Building or any portion thereof as a result thereof), and Tenant hereby further agrees to hold Landlord harmless from any and all claims, liens or encumbrances arising out of any such bills or labor, materials or such services incurred in connection with the Twelfth Floor Space (all of the foregoing obligations to survive the termination of the Lease as it pertains to the Twelfth Floor Space).

         (g) There is no outstanding indebtedness for affixed equipment, appliances or other fixtures located on or attached to the Twelfth Floor Space by Tenant or others claiming under Tenant.

         6. REPRESENTATIONS AND WARRANTIES OF LANDLORD. Landlord makes the following representations and warranties to Tenant with the understanding that such representations and warranties will be reasonably relied upon by Tenant as an inducement to enter into this Agreement:

         (a) Landlord has employed independent attorneys as experts to evaluate this Agreement and the claims related thereto and have not relied upon any statement, representation or advice of Tenant or attorneys employed by Tenant in entering into this Agreement.




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         (b) This Agreement is the binding obligation of Landlord enforceable in accordance with its terms.

         (c) The person signing this Agreement on behalf of Landlord is duly authorized to act on behalf of Landlord with respect to this Agreement and the execution of this Agreement has been duly authorized by all appropriate corporate action.

         (d) The Lease has not been modified or amended in any respect other than as set forth herein.

         (e) To the best of Landlord's actual knowledge, there are no existing defaults under the Lease, and there is no condition or state of fact which but for the giving of notice or the running of grace periods, or both, would constitute a default by Tenant under the Lease.

         7. ATTORNEYS' FEES. In the event any party(ies) to this Agreement chooses to enforce any provision of this Agreement, the successful party(ies) in such litigation shall be entitled to an award of the costs and expenses associated with such litigation, including reasonable attorneys' fees actually incurred.

         8. FORUM AND JURISDICTION SELECTION CLAUSE. The parties hereto, to the extent they may lawfully do so, hereby submit to the jurisdiction of any State or Federal Court located in or having jurisdiction over Fulton County, Georgia, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts for the purpose of any suit, action, or other proceedings arising out of any of the parties' obligations under or with respect to this Agreement and the parties hereto expressly waive any and all objections that said parties may have as to jurisdiction and/or venue in any such courts.

         9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and no waiver, modification or amendment of this Agreement shall be valid unless it is in writing and signed by the parties hereto. The parties to this Agreement represent and acknowledge that in executing this Agreement the parties hereto do not rely and have not relied upon any representation or statement made by the other or by any of the other's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

         10. BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns. This Agreement is made and entered into in the State of Georgia and shall in all respects be interpreted, enforced and governed under the laws of the said state.

         11. MISCELLANEOUS. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing this Agreement shall not construe it against one party more strictly by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared such




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document, it being agreed that the agents of all parties have participated in the preparation of this Agreement, and that all parties were afforded adequate opportunity to consult legal counsel prior to execution of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. Tenant hereby acknowledges and agrees that, as of the date hereof, the Lease, as it applies to the Eighth Floor Space is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever. This Agreement may be executed in multiple counterparts, each of which shall be considered to be an original document. The paragraph captions are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or context of this Agreement or any provisions hereof. All terms used herein and denoted by their initial capitalization shall have the same meanings as set forth in the Lease unless set forth herein to the contrary. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have set their hands and affixed their seals effective as of the date first above written.

LANDLORD:

BOSS Lakeside Three, LLC, a Delaware limited liability company

By: Adirondack Lakeside 1998, LLC,
    its duly authorized agent and member



By: /s/ Jeffrey P. Tucker
    -------------------------------------
Print Name: Jeffrey P. Tucker
Its: Managing Director



TENANT:

Daleen Technologies, Inc., a Delaware corporation



By: /s/ Phillip Davis
    -------------------------------------
Print Name: Phillip Davis
Its: Vice President



Attest: /s/ Patricia Kanouse
        ---------------------------------
Print Name: Patricia Kanouse



                  [CORPORATE SEAL]




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                                   EXHIBIT "A"

                                  BILL OF SALE

         THIS BILL OF SALE is made and entered into as of the 31st day of December, 2001, by and between DALEEN TECHNOLOGIES, INC., a Delaware corporation ("Daleen"), and BOSS LAKESIDE THREE, LLC, a Delaware limited liability company ("Boss").

                              W I T N E S S E T H :

         For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the early partial termination of the Lease between Daleen and Boss, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Daleen hereby sells, transfers, grants, conveys, and assigns to Boss all of the right, title, interest, and benefit of Daleen in and to all of the personal property, furniture, fixtures and equipment presently located at 980 Hammond Drive, Suite 1200, Atlanta, Georgia 30328 and listed on Exhibit 1 to this Bill of Sale (collectively, the "Tenant's FF&E").

         Daleen does hereby warrant and represent that Daleen is the owner of the Tenant's FF&E free of all encumbrances and has full right, power, and authority to bargain, sell, assign, transfer and deliver the Tenant's FF&E to Boss. Daleen will warrant and forever defend the right and title to said Tenant's FF&E unto Boss against the claims of all persons.

         Boss acknowledges that it has inspected the Tenant's FF&E, it knows the location and condition of the Tenant's FF&E, that it accepts Tenant's FF&E in its "AS-IS, WHERE IS" condition and Boss hereby waives all right of any claim whatsoever related to the condition of Tenant's FF&E. Further, except as expressly set forth of above regarding Daleen's title to the Tenant's FF&E, Daleen makes no representations or warranties with respect to the Tenant's FF&E, including, without limitation, a warranty of fitness or merchantability.

         This Bill of Sale shall be governed by, and construed under, the laws of the State of Georgia, and shall inure to the benefit of, and be binding upon, the respective heirs, legal representatives, successors, and assigns of the parties hereto.




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         IN WITNESS WHEREOF, Daleen has caused this instrument to be executed under seal the day and year first above written.

                                       DALEEN:

                                       Daleen Technologies, Inc.,
                                       a Delaware corporation,


Subscribed and sworn to before
me this 7th day of January.            By: /s/ Phillip Davis
                                           -------------------------------------
                                       Name:  Phillip Davis
/s/ Patricia Kanouse                   Title: Vice President
----------------------------------
Notary Public

Commission Expiration Date: 2005







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